As filed with the Securities and Exchange Commission on June 3, 2008
Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YOO INC.
(Exact name of Registrant as specified in its charter)

Delaware	2086	36-4620445
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

Zvi Pessahc Frank
45 Or Hachaim St.
Bnei Brak, Israel, 51527
Tel: + (972)-3-977-0201
Fax: + (972) 577-961-456
(Address and telephone number of Registrant’s principal executive offices)
(Address of principal place of business or intended principal place of business)

National Corporate Research Ltd.
615 South Dupont Highway
Dover, Delaware 19901
Phone: (800) 483-1140
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]      Accelerated Filer [ ]

Non-accelerated filer [ ]      Smaller reporting company [X]

Calculation of Registration Fee

			Proposed	Amount of
Title of Class	Amount to be	Proposed	Maximum	Registration
of Securities to	Registered(¹)	Maximum	Aggregate	Fee
be Registered		Aggregate	Offering
		Price Per Share	Price(²)
Common	2,000,000	$0.025	$50,000	$4.60
Stock, $0.0001
per share
Total	2,000,000	$0.025	$50,000	$4.60

(¹)

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(²)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Subject to Completion Dated June 3, 2008

YOO Inc.

2,000,000 Shares of Common Stock, par value $0.0001

This prospectus relates to the resale of 2,000,000 shares of common stock, par value $0.0001, of Yoo Inc., which are issued and outstanding and held by persons who are stockholders of Yoo Inc.

The selling security holders will be offering their shares of common stock at a price of $0.025 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2008

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 4. All references to “we,” “us,” “our,” “Yoo Inc.,” “Yoo,” “Company” or similar terms used in this prospectus refer to Yoo Inc.

Corporate Background

We were incorporated on October 31, 2007. We have not generated any revenues to date and we are a development stage company. We are focused on offering to distributors of soft drinks in Israel a natural energy drink derived from coconut water to be branded as Yoo Juice. Our goal is to penetrate the Israeli energy drink market. We plan to direct our sales and distribution efforts to distributors and retailers in Israel that target consumers of soft drinks and energy drinks. It is our goal to be a leading supplier in Israel of energy drinks derived from coconut water and to turn Yoo Juice into one of Israel’s leading natural energy drinks.

Our offices are currently located at 45 Or Hachaim St. Bnei-Brak, 51527, Israel. Our telephone number is 972-3-977-0201. We have secured a domain name but do not currently have an operating web site. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

The Offering

Securities being offered by the	2,0000,000 shares of common stock
selling stockholders:

Offering price:	$0.025 per share until a market develops and thereafter at
market prices or prices negotiated in private transactions

Number of shares outstanding prior
to the offering:	6,000,000 shares of common stock

Number of shares outstanding after
the offering:	6,000,000 shares of common stock

Market for the common stock:	There has been no market for our securities. Our common
stock is not traded on any exchange or on the over-the-
counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a
market maker file an application with the FINRA for our
common stock to eligible for trading on the Over The
Counter Bulletin Board. We do not yet have a market
maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Data

The following summary financial information for the period from October 31, 2007 (date of inception) through April 30, 2008, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and accompanying notes included in this prospectus.

		As of
		April 30,
		2008
		(Audited)
Balance Sheet Items-
Cash in bank		$49,892

Total current assets		$49,892

Total assets		$49,892

Accrued liabilities		$30,500

Total current liabilities		$30,500

Stockholders’ equity		$19,392
	Period
	Ended	Cumulative
	April 30,	from
	2008	Inception
	(Audited)	(Audited)
Statements of Operations items-
Revenues	$-	$-

General and administrative expenses	$30,608	$30,608

Other income (expense)	$-	$-

Net (loss)	$(30,608)	(30,608)

(Loss) per common share - Basic and Diluted	$(0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	5,486,612

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Lack of Operating History

1. We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue as a going concern.

The Company has incurred net losses of $30,608 for the period from October 31, 2007, (date of inception) through April 30, 2008. We anticipate generating losses for the next 12 months. We do not anticipate generating revenues prior to February 2009. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. As a result, we may not be able to obtain additional necessary funding. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

2.  We are a development stage company and may never be able to execute our business plan.

We were incorporated on October 31, 2007. We currently have no products, no distributors, nor any revenues. Although we have begun initial planning for the distribution of Yoo Juice in Israel, we may not be able to execute our business plan, including importing and distributing Yoo Juice in Israel, unless and until we are successful in raising funds. We anticipate that we will require a minimum of approximately $50,000 to commence operations, and to remain operational during the next twelve months. Due to our present financial situation, however, such financing may not be forthcoming. Even if financing is available, it may not be available on terms we find favorable. As a result, we may not be able to obtain the necessary funding. Failure to secure the needed financing will have a very serious effect on our Company’s ability to survive. At this time, there are no anticipated additional sources of funds in place.

3. Our business plan may be unsuccessful.

The success of our business plan is dependent on our developing a market in Israel for coconut water as a natural energy drink. Our ability to develop an interest in coconut water is unproven, and the lack of operating history makes it difficult to validate our business plan. Should residents of Israel not be as responsive as we anticipate to natural energy drinks derived from coconut water, we will not have in place alternate products that we can offer to ensure our continuing as a going concern.

4.  We have no operating history and have maintained losses since inception, which we expect to continue in the future.

We incurred a net loss of $30,608 for the period from October 31, 2007 (date of inception) through April 30, 2008. We also expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the initial distribution and the marketing and sale of Yoo Juice. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Risks Relating to Our Business

5.  Our executive officers and Directors have significant voting power and may take actions that may be different than actions sought by our other stockholders.

Our officers and Directors own approximately 63.33% of the outstanding shares of our common stock. These stockholders will be able to exercise significant influence over all matters requiring stockholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

6.  Since our officers and Directors may work or consult for other companies, their other activities could slow down our operations.

Our officers and Directors are not required to work exclusively for us and do not devote all of their time to our operations. Presently, our officers and Directors allocate only a portion of their time to the operation of our business. Since our officers and Directors are currently employed full-time elsewhere, they are able to commit to us only up to 2- 3 hours a week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow-down in operations.

7. Our officers and Directors are located in Israel.

Since all of our officers and Directors are located in Israel, any attempts to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

Risks Relating to Our Strategy and Industry

8.  Our product has a limited shelf life and limited sales could dramatically increase operating costs.

Our business is to distribute a natural energy drink made from coconut water. Shelf life for coconut water is typically 9-12 months depending on the packaging. Should our product not sell in that time period, the product will not be usable. Inventory shrinkage can dramatically increase operating costs.

If we are unable, due to resource constraints or other reasons, to limit the amount of our product that is not sold during its shelf life, our operating results would decline and our business would not grow.

9.  We are a small company with limited resources compared to some of our current and potential competitors in the energy drink market in Israel and we may not be able to compete effectively and increase market share. Also, intense competition in the energy drink and bottled water market could prevent us from increasing or sustaining our revenue and prevent us from achieving profitability.

Most of our current and potential competitors in the energy drink and bottled water market in Israel have longer operating histories, significantly greater resources and name recognition, and a larger base of distributors and retailers. As a result, these competitors have greater credibility with our potential distributors and retailers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products. It will be difficult to launch a new, lesser known brand name such as Yoo Juice and to compete for shelf space at supermarkets and smaller grocery stores.

10. We need to retain key personnel to support our services and ongoing operations.

The marketing of our natural energy drink will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and distributors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to build relationships with potential manufacturers of coconut water and with distributors of our product, which could adversely affect our financial results and impair our growth.

11. We depend on the availability of coconut water in order to produce our product.

The market for coconut water is projected to increase steadily as product awareness becomes more evident globally. As the global market for coconut water increases and demand increases, because coconuts are grown naturally and not in hydro-growing environments, there is a risk of supply not meeting demand requirements. If we are unable to purchase coconut water in quantities sufficient to meet our requirements at reasonable prices, our business will suffer.

12. If we are unable to attract and retain Israeli distributors and retailers interested in selling our energy drink, we will not be successful.

We will rely significantly on our ability to attract and retain Israeli distributors and retailers to sell our energy drink product. We will need to continually evaluate and build our network of distributors to keep pace with the needs of both retailers and potential consumers of coconut water to remain competitive in our business. We may be unable to identify or obtain the participation of a sufficient number of distributors and retailers that are interested in selling our coconut water product, which may decrease the potential for the growth of our business.

13. Our success depends on independent contractors to supply the coconut water and to bottle and label our product.

We intend to rely on third party independent contractors for the supply of coconut water and for the bottling and labeling of our product. These third party contractors may not dedicate sufficient resources or give sufficient priority to developing our required resources. There is no history upon which to base any assumption as to the likelihood that we will prove successful in selecting such third party independent contractors. If we are unsuccessful in addressing these risks, our business will most likely fail.

14. Future regulation of natural energy drinks could restrict our business, prevent us from offering our product, and/or increase our cost of doing business.

The laws, regulations, or rulings that specifically address the sale of natural energy drinks in Israel are subject to change. We are unable to predict the impact, if any, that future legislation, judicial precedents, or regulations relating to energy drinks may have on our business, financial condition, and results of operations. The increasing growth of the energy drink and bottled water market heighten the risk that the Israeli government will seek to regulate such market, which could have a material adverse effect on our business, financial condition, and operating results.

15. We may lose customers if the costs related to the supply and sale of coconut water increases.

As coconut water becomes more sought after, our costs may increase. As of now, a major advantage of coconut water over its energy drink competition is price. If the price goes up, that selling point deteriorates. In addition, we face the risk that our logistical costs may increase. Because the price of oil is volatile and has been on the increase, the costs associated with shipping our product to Israel may increase. In both scenarios, cost increases may be unavoidable since the raw material for coconut water, i.e., green coconuts, are not produced locally in Israel.

16. We may lose customers if the costs related to supplying coconut water increases as a result of tariffs being imposed on coconut water.

As product awareness grows and as the market grows there is always a risk of government intervention in the form of tariffs/taxes. Should the governments of countries where we or our contractors operate increase the taxes to produce or import coconut water, or add tariffs or customs charges, the final cost to deliver our product will increase. This would have a material adverse effect on our business, financial condition, and operating results.

17. Our competition includes existing distributors of energy drinks that have established themselves in the Israeli market and have well-developed distribution operations.

Our competition in Israel includes existing distributors of other energy drinks. These distributors already have market share and it may be difficult for us to take market share away from them. In addition, new energy drinks are being created frequently, with a number of different marketing schemes to make them appealing to the everyday consumer looking for a quick energy fix. Also, as product awareness increases, global food and distribution companies looking to import and sell coconut water in Israel could enter this market and directly compete with us. It is extremely difficult to compete with global distribution companies, such as Coca Cola for example, because they have well-developed distribution operations, existing logistical supply chains, and large marketing budgets. If we are not successful in competing with the distributors of competing products, our business will fail.

18. We may incur losses as a result of claims that may be brought against us due to defective products or as a result of product recalls.

We may be liable if the consumption of our product causes injury, illness, or death. We also may be required to withdraw or recall some of our products if they become contaminated or are damaged or mislabeled. A significant product liability judgment against us or a widespread product withdrawal or recall could have a material adverse effect on our business and financial condition.

19. We may be unable to protect our brand name.

Brand recognition is critical in attracting consumers to our product. If we are unable to trademark our brand name or to adequately protect our trade name against infringement or misappropriation, our competitive position in the energy drink market may be undermined, which could lead to a significant decrease in the volume of coconut water that we sell. Such a result would materially and adversely affect our results of operations.

20. Coconut prices may be subject to U.S. dollar/local currency exchange rate risk which could increase our costs of operations.

Numerous raw materials, including coconuts, are used in producing and packaging our coconut water product. We may be purchasing raw materials from both domestic and international suppliers. See “Description of Business.” Because we will be required to purchase raw materials in the international markets, while our product will be sold to consumers in Israel in New Israeli Shekels, we may be subject to local currency risk in our operations. If the U.S. Dollar continues to depreciate significantly against local currencies where we do business, our costs could rise significantly, which could have an adverse effect on our financial condition and results of operation. Alternatively, we cannot assure you that the U.S. Dollar or local currencies in the countries where we might purchase our raw materials (Brazil, Indonesia, or Thailand) will not lose value against the New Israeli Shekel in the future.

Risks Relating to this Offering

21. NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

22. There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, our common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

23. The price of our shares in this offering was arbitrarily determined by us and may not reflect he actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

24. State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

25. Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to “Penny Stock,” the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

Risks Relating to Operating in Israel

26. We conduct our operations in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel.

Our operations and our officers and Directors are located in Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and could make it more difficult for us to raise capital. Since September 2000, terrorist violence in Israel has increased significantly and negotiations between Israel and Palestinian representatives have not achieved a peaceful resolution of the conflict. The establishment in 2006 of a government in the Palestinian Authority by representatives of the Hamas militant group has created additional unrest and uncertainty in the region.

Further, Israel was engaged in an armed conflict with Hezbollah in the summer of 2006, a Lebanese Islamist Shiite militia group, which involved thousands of missile strikes and disrupted most day-to-day civilian activity in northern Israel. Any armed conflicts, terrorist activities or political instability in the region would likely negatively affect business conditions and could significantly harm our results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page 19 and in the Business section beginning on page 21, and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 2,000,000 shares of our common stock. Such shares were offered and sold by us at a purchase price of $0.025 per share to the selling security holders in a fully subscribed private placement conducted from December 2007 through February 2008, pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. As of April 30, 2008, the Company had fully subscribed the private placement and raised $50,000 in gross proceeds.

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.025 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares we are offering was arbitrarily determined at $0.025 per share. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development.

The price was arbitrarily determined and bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

MARKET FOR OUR COMMON STOCK

Market Information

There is no public market for our common stock.

We have issued 6,000,000 common shares since the Company’s inception on October 31, 2007 all of which are restricted shares. See “Certain Relationships and Related Transactions” section below regarding these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 44 holders of record for our common shares as of May 30, 2008.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of May 30, 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders at a purchase price of $0.025 per share in a fully subscribed private placement made from December 2007 through February 2008, pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or Director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 6,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

				Number of Shares and
				Percent
		Common	Number of	of Total Issued and
Name of		Shares owned	Shares Offered	Outstanding Shares
Selling		by the Selling	by Selling	Held After the
Security		Security Holder	Security Holder	Offering(1)
Last name	First name			# of Shares	% of Class
Andersons	Matiss	40,000	40,000	0	*
Bresis	Vilnis	40,000	40,000	0	*
Briede	Ludmila	80,000	80,000	0	*
Briedis	Juris	80,000	80,000	0	*
Brizga	Martins	40,000	40,000	0	*
Celmajeva	Irina	80,000	80,000	0	*
Dmitrijevs	Mihails	40,000	40,000	0	*
Eversa	Maija	40,000	40,000	0	*
Rukuts	Kristians	40,000	40,000	0	*

Fogele	Dina	40,000	40,000	0	*
Jansone	Evita	40,000	40,000	0	*
Jujukina	Galina	40,000	40,000	0	*
Karklina	Zaiga	40,000	40,000	0	*
Kasparovica	Marianna	40,000	40,000	0	*
Kaugure	Inita	40,000	40,000	0	*
Kaupans	Juris	40,000	40,000	0	*
Kerstens	Alberts	40,000	40,000	0	*
Kuzmins	Vladislavs	40,000	40,000	0	*
Lasmanis	Haralds	40,000	40,000	0	*
Lipsne	Elina	80,000	80,000	0	*
Maklere	Laura	80,000	80,000	0	*
Merins	Dmitrijs	40,000	40,000	0	*
Nagijevs	Anatolijs	40,000	40,000	0	*
Ozols	Andrejs	40,000	40,000	0	*
Pankova	Nadezda	80,000	80,000	0	*
Petuhova	Natalija	80,000	80,000	0	*
Petuskovs	Romans	80,000	80,000	0	*

Poppels	Maris	40,000	40,000	0	*

Purvens	Edgars	40,000	40,000	0	*

Radcenkova	Rita	40,000	40,000	0	*

Repolds	Andris	40,000	40,000	0	*
Resko	Karina	40,000	40,000	0	*
Riekstins	Rihards	80,000	80,000	0	*
Rubenis	Andris	40,000	40,000	0	*
Straders	Kristaps	40,000	40,000	0	*
Straupe	Janis	40,000	40,000	0	*
Vicupe	Lauma	40,000	40,000	0	*
Virins	Vladimirs	40,000	40,000	0	*
Zuntmane	Kristine	40,000	40,000	0	*
Zvarte	Evita	80,000	80,000	0	*

		2,000,000	2,000,000	0

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1)    Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 4 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We have not generated any revenue since our inception. We are a development stage company with limited operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months.

Plan of Operation

We are focused on marketing a natural energy coconut water drink in the growing market for energy drinks in Israel. Our goal is to sell to distributors and retailers in Israel a natural energy drink derived from coconut water.

The majority of our current funds will be used for administrative expenses and initial market studies for the launch of the Yoo brand. We intend to execute an agreement with a coconut water producer for the licensing of coconut water for rebranding and repackaging under the Yoo brand. We intend to work with several suppliers based in the United States, Brazil, Indonesia, or Thailand, to achieve favorable terms for the distribution of our branded coconut water in Israel.

We will require additional funding in the future to sustain our operations. At the present time, however, we have not made any firm arrangements to raise additional cash.

If we are unable to raise additional funds or generate revenues after twelve months for any reason, or if we are unable to make a reasonable profit after eighteen months, we may have to suspend or cease operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business. We may seek to obtain additional funds through a second public offering, a private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans at this time.

Activities to Date

We were incorporated under the laws of the State of Delaware on October 31, 2007. We are a development stage company. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees. To date we have conducted market research regarding the manufacture and supply of coconut water drinks. We have also conducted preliminary market research of competing energy drink products in our target markets.

Results of Operations

During the period from October 31, 2007 (date of inception) through April 30, 2008, we incurred a net loss of $30,608. This loss consisted primarily of incorporation costs and administrative expenses. Since inception, we have sold 6,000,000 shares of common stock to our stockholders.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Revenues

We had no revenues for the period from October 31, 2007 (date of inception) through April 30, 2008.

Liquidity and Capital Resources

Our balance sheet as of April 30, 2008 reflects assets of $49,892. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

We anticipate generating losses, and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a development stage company that was incorporated on October 31, 2007. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither the Company nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We have not generated any revenue to date and we do not expect to generate revenues during the first 12 months of our operations. Our Directors have reserved a domain name for us. We have not commenced operations other than in connection with this offering and certain preliminary surveys conducted by our officers. We do not currently have sufficient capital to operate our business, and we will require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Currently, in the State of Israel, a number of energy drinks are available, such as 180, Red Bull and Rockstar – yet no coconut water drinks are sold. We plan to introduce coconut water to the energy drink market in Israel as a healthy alternative to the existing energy drinks being sold. We plan to target the health conscious consumer and promote the many health benefits associated with coconut water.

Our offices are currently located at 45 Or Hachaim St. Bnei Brak, Israel, 51527. Our telephone number is 972-3-977-0201. We do not currently have a website; however, we have reserved a domain name at yooinc.net.

The Market Opportunity

In recent years, the energy drink industry has seen expanded growth around the world, including Israel. As a result of various cultural factors, including on-the-go lifestyles, the everyday consumer has become reliant upon quick solutions to many of life’s issues. Advertisements for fast food, weight loss pills, nicotine patches, energy bars, and energy drinks are omnipresent on every medium available. However, consumers have also recognized that the excess fat and calories of fast food and snack foods are causes of many health-related problems. Even the diet pills that are available to counteract the health implications of fast food may be a cause of heart attacks and high blood pressure. Consumers are thus looking to stay healthy while continuing to be reliant on quick and easy solutions to their fast-

paced lifestyles. They are looking for an energy “kick” without excess calories. The energy drink has capitalized on this demand with impressive results. For example, “Energy drink consumption and sales (in the United States) have exploded since 2001 with more than $3.2 billion in sales in 2006, a 516% increase since 2001. In Israel, a 2007 market survey found that the energy drink market was estimated to be approximately NIS 248 million. The survey further stated that 48% of young Israelis between the ages of 18-30 consume an energy drink at least once a week. This survey reflected an increase in sales up from NIS 230 million in 2006. (http://www.haaretz.com/hasen/spages/949744.html)(www.tgisurveys.com). This explosion has encouraged a proliferation of new brands of energy drinks: as many as 500 new energy drink products were introduced worldwide in 2006.” (Source : Title: Alcohol, Energy Drinks, and Youth: A Dangerous Mix. Author: Michele Simon. 2007)

Most energy drinks, however, contain artificial stimulants, such as caffeine, to provide the energy boost that consumers are looking for. For example, a company called Redux Beverages, LLC makes Cocaine, an energy drink that contains 280 milligrams of caffeine, about three times the amount of caffeine in a cup of coffee.

Energy drinks draw their power from a long list of ingredients, which range from stimulants like caffeine and brain-enhancing drugs called nootropics to more than 4,000 percent of the daily requirement of vitamin B-12.
(http://www.nytimes.com/2006/06/19/health/healthspecial/19drinks.html?n=Top/Reference/Times%20 Topics/People/S/Severson,%20Kim)

What is in an energy drink?

Energy drinks are comprised of many different chemicals and each energy drink is different. Chemicals in energy drinks include:

  Acesulfame Potassium (Sunett)
  Aspartame
  Caffeine
  Citric Acid
  Cyanocobalamin
  Folic Acid
  Fructose
  Glucose
  Glucuronolactone
  1-Glutamine
  Inositol
  Niacin (nicotinic acid)
  Niacinamide
  Pantothenic Acid (also known as D-pantothenol)
  Potassium sorbate
  Pyridoxine HCL
  Sucralose (splenda)
  Sucrose
  1-Taurine

(http://www.sciencecases.org/energy_drinks/energy_drinks.pdf)

Natural Energy Drinks/Sports Drinks

Despite exotic formulations, the energy boost from energy drinks is delivered generally via a large dose of caffeine. However, not all energy drinks are concocted in a laboratory or contain ingredients that chemically alter the human body’s chemical composition. The energy drink sold under the brand-name Euphoria, for example, boasts that it contains the appropriate blends of natural resources, such as borojo, passion fruit, and guarana to advance the human body’s ability to release its own natural energy (http://www.euphorianatural.com/). Sports drinks such as Gatorade and Powerade are geared towards re-hydrating the body and replenishing the electrolytes the body loses during high levels of activity. They contain electrolytes, sugar, water and other nutrients, and are usually isotonic, containing the same proportions as found in the human body. (http://www.energysip.com/index.html).

Coconut Water

For thousands of years, coconut water has provided people with a nutritious beverage that has been cited for its many health benefits. (http://www.e-f-t.co.uk/younggreencoconutwater.html) Coconut water is a natural energy drink with zero additives, zero chemicals, and zero artificial laboratory sweeteners. Coconut water naturally contains replenishing electrolytes, as well as 530 mg of potassium per 330 ml, while most sports drinks contain 40mg of potassium. (http://www.living-foods.com/articles/coconutwater.html) Coconut water contains less sugar than most sport drinks, and due to its natural sugar content, there is no need to add any artificial sweeteners, such as are added to diet energy drinks.

Coconut Water as an Energy Drink

Coconut water has been used for hundreds years by village people in tropical climates for all sorts of remedies. Until recently, it has not been mass-produced in any way. Within the last 10 years, however, the production and sale of coconut water beverages has become a multi-national industry.

In 2002, All Market LLC foresaw the growth potential in coconut water beverages and took an unknown product and retailed it, netting $50 million in its first year. (http://www.bevnet.com/news/2005/02-25-2005-vita_Coco_whole_foods.asp). While a coconut water energy drink has not yet been introduced in Israel, Vita Coco was born in the United States in 2004 when All Market LLC decided it would import coconut water to the United States and market it as a healthy energy drink. The concept hit the ground running and has become one of the fastest growing lifestyle drinks in the United States. “By 2006, the brand broke through into mainstream groceries and was selling in over 3,000 retail doors nationwide. In 2007, Vita Coco is now sold in close to 5,000 retail doors nationwide, including relationships with Target stores, Whole Foods, Wild Oats, Ralphs, Shaws, HEB, Albertsons, etc.” (http://www.bevnet.com/news/2007/05-17-2007-Vita-Coco-Target-deal.asp). In 2007, Vita Coco was acquired by the Coca Cola Company.

The global coconut water industry is still considered untapped. One reason is that coconut water has a short shelf life when compared to other energy drinks. The company FAO, by utilizing a non-patented cold preservation process, has been investigating mass production capabilities with long term shelf-life inventories meaning large volumes can be moved and stored. “The simple cold preservation process will provide the consumer the convenience of purchasing a bottle of coconut water and opens new opportunities for small farmers and entrepreneurs in coconut producing countries. To date, most coconut water is mostly consumed fresh in tropical countries, such as Brazil. Because once exposed to air and warm temperatures it rapidly deteriorates.” (www.nutraingredients.com/news/nq.aspn?n=74375-fao-coconut-energy-drinkks,

The Market

The energy drink market in Israel is highly competitive, notwithstanding that there are fewer brands available than in the United States. The price range varies depending on the outlets selling. In small shop establishments, energy drinks are more likely to be sold in single units versus 6, 12 or 24-packs. Average retail price per can of the typical energy drink is typically around $2 (http://energy-drink-ratings.blogspot.com/2007/07/unbound-lo-carb-energy-drink-review.html).

A survey by TGI (Target Group Index) in 2007, found that 48% of Israelis between the ages of 18-30 consume an energy drink at least once a week. In 2007, the energy drink market was estimated to be approximatly NIS 248 million, up from NIS 230 million in 2006. (http://www.haaretz.com/hasen/spages/949744.html)(www.tgisurveys.com)

The largest market share is held by Red Bull, which, according to a YNET news story, held approximately 85% of the energy drink market in Israel in 2007. (www.ynetnews.com/articles/0,7340,L-3399039,00.html) XL Energy Drink claims a market share in Israel of over 35% on its website, and is the number two energy drink product in Israel. (www.xl-energy.com/?c=5&l_id=2)

New niche energy drinks are being introduced to the Israeli market. For example, Exit is a Kosher energy drink that is targeted towards the Ultra-religious community in Israel. (www.timesonline.co.uk/tol/news/world/middle_east/article2773915.ece)

Business Model

The goal of Yoo Juice is to penetrate the energy drink market in Israel by launching a coconut water product, targeting the 18-30 age demographic. Grocery stores, bars/nightclubs, fitness centers and local markets will be our primary sales outlets.

We plan to negotiate with suppliers based in South America and the East Indies in order to import coconut water in bulk to distributors in Israel for distribution to local wholesalers and retailers. We have identified several possible suppliers:

  Tulus Group Industries – Indonesia

  Brazil Worldwide Trading – Brazil

  Merit Food Products Co LTC – Thailand

  Arrowood Industries Inc - Indonesia

We plan to distribute the product to wholesalers and retailers in Israel. Local distributors include, but are not limited to:

  Jofora

  Drink2

Retailers include, but are not limited to:

Shufersal

Tivtaam

AMPM

Paz

Bodega and market shop owners (sole proprietors)

Fitness centers such as:

Holmes Place

Shape

Curves

Pricing

We plan to purchase coconut water from suppliers and import coconut water into Israel at the following projected prices.

Cost per unit/12pk – FOB origin

$.055/$5.40

Cost per 40 ft container

$38,940 – averaging 5,900 cases of 12 per container

Final cost to distributor

$56,463

Distributor final cost to retailer

$76,225

This comes out to a landed retailer cost of $1.08 per unit. Retailers will have leeway of $.92 to work with in terms of mark-up to stay level with the competition. We plan to recommend to retailers to stay under the average cost of an energy drink ($2/unit) in an effort to push value at the price point, which will allow an 85% mark-up. The following is a retailer profit model based on the mark-up or margin the retailer will be able to see.

As the demand for coconut water increases, we expect to see an increased number of supplier options, particularly from tropical climate countries and the East Indies. Based on price point and product quality, we plan to use one or two main suppliers, with alternate suppliers for back-up purposes in case of stock shortages.

We intend to package our coconut water under the Yoo brand. We plan to work with several suppliers based in the United States, Brazil, Indonesia, or Thailand, in order to acquire the best possible final cost, including logistical fees for shipping to Israel. Product branding will be completed by the supplier so that only finished products will be shipped. We intend to purchase products from manufactures who comply with our requirements. Inventory will be shipped directly to selected distributors or retailers depending on minimum quantities ordered, who will then fulfill orders to our customer base. If the demand for products increases beyond our initial supply capacity, we plan to enter into agreements for the purchase of coconut water from additional suppliers. Should products not be branded for any reason and if only generic packaged products are shipped, we plan to then enter into agreements with our distributors for repackaging services.

Plan of Operation

Over the course of the next twelve-month period we plan to work to develop a customer base for our coconut water product, branded as Yoo Juice, by marketing and selling the Yoo Juice to bodega-type stores, food markets, grocery stores, bars and nightclubs, and fitness centers in Israel.

We intend package the product under the Yoo brand and/or under private labels belonging to retailers in Israel, such as Holmes Place, Ribua Kachol, Shufersal, AM/PM, Yellow, and Tivtaam.

We intend to work with several suppliers based in the United States, Brazil, Indonesia, or Thailand in order to acquire the best possible final cost for our coconut water product, taking into consideration the logistical fees associated with importing coconut water to Israel. We plan for product branding to be completed by our suppliers, so that only finished products will be shipped. We intend to purchase coconut water only from producers who comply with our requirements. Our plan is for inventory to be shipped directly to our customer base. If the demand for our product surpasses our supply arrangements, we will consider seeking additional producers of coconut water from which to purchase our requirements. As order quantities increase, we expect to have stronger bargaining leverage and better pricing.

We plan to develop our business as described above, and to market our natural coconut water energy drink under the brand name Yoo Juice.

Twelve-Month Marketing Plan

Israel is a country that focuses on fresh and healthy foods for consumption. Local markets sell fresh, inexpensive produce grown locally every day. It is not uncommon to see juice vendors selling fresh squeezed carrot, orange, pomegranate and grapefruit juices sold at prices paid for carbonated drinks. Our marketing strategy will focus on creating awareness of our Yoo Juice brand name while incurring minimal costs. We will use print media as the main forum to deliver product advertising to our customer base. We will also use niche based slogans to aid in product knowledge retention and customer awareness.

We intend to market our product through direct and indirect distribution to:

  Convenience and Grocery stores – We expect to see our largest take rate in these sales arenas. By using independent contractors as our sales force starting by the end of 2008, we will endeavor to penetrate this market by offering bulk quantity discounts. Coconut water is far less expensive then other energy drinks. As a marketing campaign, we will design window posters that show the Yoo Juice product and tout its natural energy resources, its many health benefits, and that fact that it contains zero additives/chemicals. The slogan we intend to use for these window posters will be Yoo Juice “Natural, delicious, and good for yoo.”

  Food Markets – We expect our second largest target to be the local food markets. We plan to hire an independent contractor to sell coconut water to local markets. This company will be paid a commission percentage for each unit of juice sold. The purpose is to bring awareness not only to the individual consumer but to the shop owners as well. Using independent contractors, we will demonstrate to shop owners that there is a consumer demand for our product. Once product awareness has been achieved, we plan to sell directly to market shop owners in bulk. As a marketing promotion we intend to make Yoo Juice keychains with the slogan “good for yoo” as giveaways to the market shop owners, who may give them away with the purchase of a case or more of our product.

  Bars and Nightclubs – We plan to target bars and nightclubs as the mixed drink segments of the market. We plan to make drink coasters with the Yoo juice brand and the slogan “get a real drink” on one side. On the other side will be the recipe for three drinks, including a coconut water-based drink such as the Yoo Juice Bay Breeze (coconut water, rum, cranberry and orange juice). We intend to provide these coasters to bar and nightclub owners with bulk purchases of Yoo juice.

  Fitness Centers – In the fitness center segment we plan to capitalize on coconut water’s rehydrating and electrolyte qualities. We intend to make fitness headbands and wrist bands with the Yoo branding that also includes the slogan “fitness + coconut water = YOO.” We plan to also use window posters for fitness centers to advertise in this health conscious market segment the advantages gained by hydrating with an all natural coconut water product.

We plan to assess the success of our marketing and sales strategy on a monthly basis by reviewing sales tracking. Sales tracking will be a simple system of inserting into a database order quantities by each segment on a daily, weekly, and monthly basis. Current reporting will allow us to review which market segments are responding and which market segments are not. We intend to meet quarterly for marketing strategy changes, such as merchandise options, promotional tools and sales focusing. For example, should we not see a response from the fitness center segment, we will then consider modifying our marketing campaign for that segment and applying our resources elsewhere.

Expenditures

The following chart provides an overview of our budgeted expenditures by significant area of activity, over the next 12 months:

Corporate/ travel	$20,000
Marketing	$20,000
Office Rent	$10,000
Office Equipment	$5,000
Purchase Product	$8,000
Miscellaneous	$20,000
Legal and Accounting	$20,000
Transfer Agent	$15,000
Expenses	$118,000

Dependence on One or a Few Major Suppliers

We plan to purchase our coconut water products from one or two main suppliers, with alternate suppliers for back-up purposes in case of stock shortages. However, if we end up entering into supply contracts with only one or two suppliers, then we may end up being dependent such supplier(s) for the supply of all of our coconut water products.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. Beyond our trade name, we do not hold any other intellectual property.

Governmental Regulations

We may be subject to a variety of laws and regulations relating to, among other things, food safety and health regulations. We believe that we are in compliance with all such laws.

Employees

We currently have no employees. All functions including development, strategy, negotiations and administration are currently being provided by our officers and Directors on an as-needed basis.

DESCRIPTION OF PROPERTY

We do not own any real property. We currently maintain our corporate office at 45 Or Hachaim St. Bnei Brak, Israel, 51527. We do not pay monthly rent for use of this space. This space is sufficient until we commence full operations.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

Name	Age	Position

Zvi Pessahc Frank	29	President and Director

Moshe Nachum Bergshtein	30	Secretary, Treasurer and Director

Zvi Pessahc Frank:

On November 14, 2007, Zvi Pessahc Frank was appointed our President and a member of our Board of Directors. Since 2005, Mr. Frank has been employed as a sales executive at the Nekudot advertising agency in Bnei Brak, Israel. Between the years 2003-2005, Mr. Frank taught history at Daat Zkenim in Jerusalem, Israel.

Moshe Bergshtein:

On November 19 2007, Mr. Moshe Nachum Bergshtein was appointed our Secretary and Treasurer and a member of our Board of Directors. From 2003 until 2007, Mr. Bergshtein was employed as a travel agent at Derech Hamelech in Jerusalem, Israel. Since 2007, Mr. Bergshtein has been self-employed and provides travel arrangements for groups.

Board Composition

Our bylaws provide that the Board of Directors shall consist of between one to nine members. Each director serves for a term that expires at the next regular meeting of the shareholders and until his successor is elected and qualified.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any member who qualifies as an audit committee financial expert. We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

Involvement in Legal Proceedings

No Director, nominee for Director or officer of the Company has appeared as a party during the past five years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

Auditors; Code of Ethics; Financial Expert

Our principal registered independent auditor is Alan Weinberg CPA. We do not currently have a Code of Ethics applicable to our principal executive, financial, and accounting officers. We do not have a “financial expert” on the board.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employment or other contracts or arrangements with officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below and the compensation arrangements which are described under the section of this prospectus entitled “Compensation Discussion and Analysis”, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On November 14, 2007, we issued 2,700,000 shares of our common stock to Mr. Zvi Pessahc Frank, a Director and the current President of the Company. The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to $270. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Frank is a Director and officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On November 19, 2007, we issued 1,100,000 shares of our common stock to Mr. Moshe Nachum Bergshtein, our Secretary, Treasurer and Director. The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to of $110. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Ms. Bergshtein is an officer and Director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On November 20, 2007, we issued 200,000 shares of our common stock to Mr. Ivo Everss, a former Director and officer of the Company. The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate of $20. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Everss was a Director and officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

Our officers and Directors may be considered promoters of the Company due to their participation in and management of the business since its incorporation.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common stock as of May 30, 2008 for:

  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

  each of our named executive officers;

  each of our directors; and

  all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address for each person or entity listed in the table is c/o Yoo Inc., 45 Or Hachaim St. Bnei Brak, Israel, 51527.

We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name of Beneficial	Amount and Nature	Percentage of Class(¹)
	Owner	of Beneficial Ownership

Common Stock	Zvi Pessahc Frank	2,700,000	45%

Common Stock	Moshe Nachum	1,100,000	18.33%
	Bergshtein

All officers as a		3,800,000	63.33%
Group

(¹)   Based on 6,000,000 shares of our common stock outstanding.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Future Sales by Existing Stockholders

As of the date of this prospectus, there are 44 stockholders of record holding shares of our common stock. A total of 6,000,000 shares of common stock were issued to the existing stockholders, all of which are “restricted securities”, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be sold publicly, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

We do not have any issued and outstanding securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act. None of our stockholders are entitled to registration rights.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 2,000,000 shares of common stock on behalf of the selling stockholders.

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares of common stock. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a “penny stock.” A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share.

The holders of our common stock:

  Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

  Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

  Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

  Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or “pari passu”, each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and Directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management”.

We refer you to our Certificate of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Cash Dividends

As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 6,000,000 shares of our common stock. Of these shares, all of the 2,000,000 shares to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining 4,000,000 shares of common stock to be outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding, which will equal 60,000 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception to April 30, 2008, included in this prospectus have been audited by Alan Weinberg CPA, as set forth in their report included in this prospectus.

The legal opinion rendered by SRK Law Offices regarding the common stock of Yoo Inc. registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that Directors and officers shall be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf. The Bylaws also authorize the Board of Directors to indemnify any other person who we have the power to indemnify under the Delaware General Corporation Law, and indemnification for such a person may be greater or different from that provided in the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of our Company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

YOO INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
APRIL 30, 2008 AND DECEMBER 31, 2007

Report of Registered Independent Auditors	F-2

Financial Statements-

Balance Sheets as of April 30, 2008 and December 31, 2007	F-3

Statements of Operations for the Periods Ended
April 30, 2008, December 31, 2007, and Cumulative from Inception	F-4

Statement of Stockholders’ Equity for the Period from Inception
Through April 30, 2008	F-5

Statements of Cash Flows for the Periods Ended April 30, 2008, December 31, 2007,
and Cumulative from Inception	F-6

Notes to Financial Statements April 30, 2008 and December 31, 2007	F-7

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of YOO Inc.:

We have audited the accompanying balance sheets of YOO Inc. (a Delaware corporation in the development stage) as of April 30, 2008 and December 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for periods ended April 30, 2008 and December 31, 2007, and from inception (October 31, 2007) through April 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of YOO Inc. as of April 30, 2008 and December 31, 2007, and the results of its operations and its cash flows for the periods ended April 30, 2008 and December 31, 2007, and from inception (October 31, 2007) through April 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of April 30, 2008, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Alan Weinberg CPA

Weinberg & Associates LLC
Baltimore, Maryland
May 18, 2008

YOO INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS (NOTE 2)
AS OF APRIL 30, 2008 AND DECEMBER 31, 2007

ASSETS
	2008	2007
Current Assets:
Cash in bank	$49,892	$3,000

Total current assets	49,892	3,000

Total Assets	$49,892	$3,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued liabilities	$30,500	$-

Total current liabilities	30,500	-

Total liabilities	30,500	-

Commitments and Contingencies	-	-

Stockholders' Equity:
Common stock, par value $0.0001 per share, 100,000,000 shares authorized; 6,000,000 and 4,000,000 shares issued
and outstanding respectively	600	400
Additional paid-in capital	49,800	-
Stock subscriptions receivable	(400)	(400)
Paid subscriptions	-	3,000
(Deficit) accumulated during development stage	(30,608)	-

Total stockholders' equity	19,392	3,000

Total Liabilities and Stockholders' Equity	$49,892	$3,000

The accompanying notes to financial statements are
an integral part of these statements.

YOO INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIODS ENDED APRIL 30, 2008 AND DECEMBER 31, 2007, AND
CUMULATIVE FROM INCEPTION (OCTOBER 31, 2007)
THROUGH APRIL 30, 2008

	Period Ended	From Inception	Cumulative
	April 30,	to December	From
	2008	31, 2007	Inception

Revenues	$-	$-	$-

Expenses:
General and administrative-
Professional fees	30,500	-	30,500
Organization Costs	-	-	-
Bank Charges	108	-	108

Total general and administrative expenses	30,608	-	30,608
			-
(Loss) from Operations	(30,608)	-	(30,608)

Other Income (Expense)	-	-	-

Provision for income taxes	-	-	-

Net (Loss)	$(30,608)	$-	$(30,608)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.01)	$-

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	5,486,612	2,988,710

The accompanying notes to financial statements are
an integral part of these statements.

YOO INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (NOTE 2)
FOR THE PERIOD FROM INCEPTION (OCTOBER 31, 2007)
THROUGH APRIL 30, 2008

						(Deficit)
						Accumulated
			Additional	Stock	Paid	During the
	Common stock		Paid-in	Subscriptions	Stock	Development
Description	Shares	Amount	Capital	Receivable	Subscriptions	Stage	Totals

Balance - at inception	-	$-	$-	$-	$-	$-	$-

Common stock issued for cash	4,000,000	400	-	(400)	-	-	-

Payment for stock subscriptions	-	-	-	-	3,000	-	3,000

Net (loss) for the period	-	-	-	-	-	-	-

Balance - December 31, 2007	4,000,000	$400	$-	$(400)	$3,000	$-	$3,000

Common stock issued for cash	2,000,000	200	49,800	-	(3,000)	-	47,000

Net (loss) for the period	-	-	-	-	-	(30,608)	(30,608)

Balance - April 30, 2008	6,000,000	$600	$49,800	$(400)	$-	$(30,608)	$19,392

The accompanying notes to financial statements are
an integral part of these statements.

YOO INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIODS ENDED APRIL 30, 2008 AND DECEMBER 31, 2007, AND
CUMULATIVE FROM INCEPTION (OCTOBER 31, 2007)
THROUGH APRIL 30, 2008

	Period Ended	From Inception	Cumulative
	April 30,	to December	From
	2008	31, 2007	Inception

Operating Activities:
Net (loss)	$(30,608)	$-	$(30,608)
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Changes in net liabilities-
Accrued liabilites	30,500	-	30,500

Net Cash Used in Operating Activities	(108)	-	(108)

Investing Activities:
Cash provided by investing activities	-	-	-

Net Cash Provided by Investing Activities	-	-	-

Financing Activities:
Pre-paid subscriptions	-	3,000	-
Issuance of common stock for cash	47,000	-	50,000

Net Cash Provided by Financing Activities	47,000	3,000	50,000

Net (Decrease) Increase in Cash	$46,892	3,000	49,892

Cash - Beginning of Period	3,000	-	-

Cash - End of Period	$49,892	$3,000	$49,892

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Supplemental schedule of non-cash investing and financing activities:

On November 14, 2007, the Company issued 2,700,000 shares of common stock for payment due from an officer of the Company in the amount of $270.

On November 19, 2007, the Company issued 1,100,000 shares of common stock for payment due from an officer of the Company in the amount of $110.

On November 20, 2007, the Company issued 200,000 shares of common stock for payment due from an officer of the Company in the amount of $20.

The accompanying notes to financial statements are an integral part of these statements.

YOO INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2008 AND DECEMBER 31, 2007

1. Summary of Significant Accounting Policies

Basis of Presentation and Organization

YOO Inc. (the “Company”) is a Delaware corporation in the development stage, and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on October 31, 2007. The proposed business plan of the Company is to establish the Company as a distributor in Israel of a natural energy drink derived from coconut water. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

On November 14, 2007, pursuant to the terms of a subscription agreement, the Company sold 2,700,000 shares of common stock to Mr. Zvi Pessahc Frank, President, for payment due in the amount of $270 (par value).

On November 19, 2007, pursuant to the terms of a subscription agreement, the Company sold 1,100,000 shares of common stock to Mr. Moshe Nachum Bergshtein, Secretary Treasurer, for payment due in the amount of $110 (par value).

On November 20, 2007, pursuant to the terms of a subscription agreement, the Company sold 200,000 shares of common stock to Mr. Ivo Everss, Treasurer, for payment due in the amount of $20 (par value). Mr. Everss resigned from the positions of Treasurer and Director on March 26, 2008.

In addition, on December 10, 2007, the Company began a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $50,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.025 per share. As of April 30, 2008, the Company had fully subscribed the PPO and raised $50,000 in proceeds with the issuance of 2,000,000 shares of its common stock.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

YOO INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2008 AND DECEMBER 31, 2007

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended April 30, 2008.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of April 30, 2008 and December 31, 2007, the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

YOO INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2008 AND DECEMBER 31, 2007

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Concentration of Risk

As of April 30, 2008 and December 31, 2007, the Company maintained its cash account at one commercial bank. The balance in the account was subject to FDIC coverage.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of April 30, 2008 and December 31, 2007, and expenses for the period ended April 30, 2008 and December 31, 2007, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

2. Development Stage Activities and Going Concern

The Company is currently in the development stage, and has not commenced operations. The business plan of the Company is to establish the Company as a distributor in Israel of a natural energy drink derived from coconut water..

YOO INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2008 AND DECEMBER 31, 2007

During the period ended April 30, 2008 and December 31, 2007, the Company began a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $50,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.025 per share. As of April 30, 2008, the Company had fully subscribed the PPO and raised $50,000 in proceeds with the issuance of 2,000,000 shares of its common stock.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of April 30, 2008 and December 31, 2007, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. Common Stock

On November 14, 2007, pursuant to the terms of a subscription agreement, the Company sold 2,700,000 shares of common stock to Mr. Zvi Pessahc Frank, President, for payment due in the amount of $270 (par value).

On November 19, 2007, pursuant to the terms of a subscription agreement, the Company sold 1,100,000 shares of common stock to Mr. Moshe Nachum Bergshtein, Secretary Treasurer, for payment due in the amount of $110 (par value).

On November 20, 2007, pursuant to the terms of a subscription agreement, the Company sold 200,000 shares of common stock to Mr. Ivo Everss, Treasurer, for payment due in the amount of $20 (par value). Mr. Everss resigned from the positions of Treasurer and Director on March 26, 2008.

In addition, on December 10, 2007, the Company began a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $50,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.025 per share. As of April 30, 2008, the Company had fully subscribed the PPO and raised $50,000 in proceeds with the issuance of 2,000,000 shares of its common stock.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. As of May 18, 2008, the Company continued with the preparation of its Registration Statement on Form S-1, and had not yet filed it with the SEC.

YOO INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2008 AND DECEMBER 31, 2007

4. Income Taxes

The provision (benefit) for income taxes for the period ended April 30, 2008 and December 31, 2007, was as follows (assuming a 23% effective tax rate):

	2008	2007

Current Tax Provision:
Federal-
Taxable income	$—	$—
Total current tax provision	$—	$—

Deferred Tax Provision:
Federal-
Loss carryforwards	$7,040	$-
Change in valuation allowance	(7,040)	-
Total deferred tax provision	$—	$—

The Company had deferred income tax assets as of April 30, 2008 and December 31, 2007, as follows:

	2008	2007

Loss carryforwards	$7,040	$-
Less - Valuation allowance	(7,040)	-
Total net deferred tax assets	$—	$—

The Company provided a valuation allowance equal to the deferred income tax assets for the periods ended April 30, 2008 and December 31, 2007 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of April 30, 2008, the Company had approximately $ 30,608 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2028.

YOO INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2008 AND DECEMBER 31, 2007

5. Related Party Transactions

On November 14, 2007, pursuant to the terms of a subscription agreement, the Company sold 2,700,000 shares of common stock to Mr. Zvi Pessahc Frank, President, for payment due in the amount of $270 (par value).

On November 19, 2007, pursuant to the terms of a subscription agreement, the Company sold 1,100,000 shares of common stock to Mr. Moshe Nachum Bergshtein, Secretary Treasurer, for payment due in the amount of $110 (par value).

On November 20, 2007, pursuant to the terms of a subscription agreement, the Company sold 200,000 shares of common stock to Mr. Ivo Everss, Treasurer, for payment due in the amount of $20 (par value). Mr. Everss resigned from the positions of Treasurer and Director on March 26, 2008.

6. Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS No. 159”), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option had been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. The statement requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company is of the opinion that the adoption of this new pronouncement will not have an impact on its financial statements.

YOO INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2008 AND DECEMBER 31, 2007

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to: (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity; (b) clearly identify and present both the parent’s and the noncontrolling’s interest attributable consolidated net income on the face of the consolidated statement of income; (c) consistently account for changes in parent’s ownership interest while the parent retains its controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly; (d) measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement 133” (“SFAS No. 161”). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Specifically, SFAS No. 161 requires:

  Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
  Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
  Disclosure of information about credit-risk-related contingent features; and
  Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Earlier application is encouraged. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America. The sources of accounting principles that are generally accepted are categorized in descending order as follows:

YOO INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 2008 AND DECEMBER 31, 2007

a)

FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)

AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)

Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange
Commission registration fee	$4.60
Legal, accounting fees and expenses (1)	$24,400

Total (1)	$24,405

(1) Estimated

ITEM 14. Indemnification of Directors, Officers, Employees and Agents

Our officers and Directors are indemnified as provided by the Delaware General Corporation Law and by our Bylaws.

Under the Delaware General Corporation Law, Director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by our Certificate of Incorporation. Our Certificate of Incorporation does not specifically limit our Directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the Director has a material conflict of interest; (b) a violation of criminal law, unless the Director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the Director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our Directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our Directors and officers; and, provided, further, that we shall not be required to indemnify any Director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Delaware law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

On November 14, 2007, we issued 2,700,000 shares of our common stock to Mr. Zvi Pessahc Frank, a Director and the current President of the Company. The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to $270. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Frank is a Director and officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On November 19, 2007, we issued 1,100,000 shares of our common stock to Mr. Moshe Nachum Bergshtein, our Secretary, Treasurer and Director. The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to of $110. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Ms. Bergshtein is an officer and Director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On November 20, 2007, we issued 200,000 shares of our common stock to Mr. Ivo Everss, a former Director of the Company. The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to of $20. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Everss was a Director and officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

As of April 30 2008, we issued 2,000,000 shares of common stock to 44 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The consideration paid for such shares was $0.025 per share, amounting in the aggregate to $50,000. Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. Each purchaser further represented that at the time of the origination of contact concerning the subscription for the units and the date of the execution and delivery of the subscription agreement for such units, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Certificate of Incorporation of Registrant.

3.2	Bylaws of Registrant.

4.1	Specimen Common Stock Certificate.

5.1	Opinion of SRK Law Offices regarding the legality of the securities being registered.

23.1	Consent of Alan Weinberg CPA.

23.2	Consent of Legal Counsel (incorporated in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this registration statement).

Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bnei-Brak, Israel on June 3, 2008.

YOO INC.

By:	/s/ Zvi Pessahc Frank
Name: Zvi Pessahc Frank
Title: President and Director
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: June 3, 2008	/s/ Zvi Pessahc Frank
Name: Zvi Pessahc Frank
Title: President and Director
(Principal Executive Officer)

Date: June 3, 2008	/s/ Moshe Nachum Bergshtein
Name: Moshe Nachum Bergshtein
Title: Secretary, Treasurer and Director
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zvi Pessahc Frank and Moshe Nachum Bergshtein, each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zvi Pessahc Frank	President and Director
Zvi Pessahc Frank		June 3, 2008

/s/ Moshe Nachum Bergshtein	Secretary, Treasurer and Director
Moshe Nachum Bergshtein		June 3, 2008